Exhibit 99.1
Released on July 16, 2010, at 9:03 A.M. by PR Newswire
FOR IMMEDIATE RELEASE

Contact:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
DECLARES THIRD QUARTER STOCK DIVIDEND
Atlanta, GA (July 16, 2010) — Fidelity Southern Corporation (NASDAQ: LION) announced that the Board of Directors approved on July 15, 2010, the distribution on August 13, 2010, of the regular quarterly dividend to be paid in shares of common stock. The Corporation will distribute one new share for every 200 shares held on the record date of August 3, 2010.
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, Indirect automobile, and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.